Exhibit 99.1

ASCENT CAPITAL GROUP

ANNOUNCES CASH TENDER OFFER FOR ITS

4.00% CONVERTIBLE SENIOR NOTES DUE 2020

Englewood, CO — August 30, 2018 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA), today commenced an offer to purchase for cash (the “Offer”), on the terms and subject to the conditions set forth in an Offer to Purchase, dated August 30, 2018 ( the “Offer to Purchase”), on a pro rata basis, an aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2020 (the “Notes”) from each holder of the Notes, such that the aggregate consideration paid (excluding accrued and unpaid interest) does not exceed (i) $63,000,000 less (ii) the aggregate amount, if any, by which the total cash consideration paid or payable by the Company (excluding accrued and unpaid interest) with respect to the concurrent MONI Exchange Offer (as defined below) that was separately announced by the Company and Monitronics International, Inc. (“MONI”) today, exceeds $37,000,000 (the “Maximum Purchase Amount”).  The Offer is not conditioned on any minimum principal amount being tendered.  The Company intends to fund the Offer, subject to the Maximum Purchase Amount, and any accrued and unpaid interest on Notes accepted by the Company and any fees and expenses related to the Offer, with cash on hand.

The Offer will expire at 11:59 p.m., New York City time, on October 3, 2018, unless extended or earlier terminated by the Company (such date and time, as it may be extended, the “Expiration Time”). Subject to the terms and conditions of the Offer, holders who validly tender, and do not validly withdraw, their Notes at or prior to the Expiration Time will receive $595.00 for each $1,000 principal amount of Notes (the “Offer Consideration”) purchased pursuant to the Offer, plus accrued and unpaid interest from the last interest payment date to, but not including, the date of payment for the Notes accepted for payment.  Furthermore, holders who validly tender, and do not validly withdraw, their Notes at or prior to 5:00 p.m. New York City time on September 13, 2018, unless extended (such date and time, as it may be extended, the “Early Tender Time”) will receive $50.00 for each $1,000 principal amount of Notes purchased pursuant to the Offer in addition to the Offer Consideration, or $645.00 for each $1,000 principal amount of Notes. Tenders of Notes must be made at or prior to the Expiration Time. Notes tendered prior to the Early Tender Time may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on September 13, 2018. Notes tendered after such withdrawal deadline may not be withdrawn.

The following summarizes the material tender consideration for the Offer for each $1,000 aggregate principal amount of Notes that is validly tendered (and not validly withdrawn) by participating holders. Participating holders that validly tender and do not validly withdraw at or prior to (x) the Expiration Time, will receive the Offer Consideration as set forth below, and (y) the Early Tender Time, will receive the Total Consideration (constituting the Early Tender Payment in addition to the Offer Consideration as set forth below).

Tender Offer Consideration

Title of Notes to be Tendered	CUSIP/ISIN Numbers	Early Tender Time	Outstanding Principal Amount(1)	Offer Consideration per $1,000 principal amount(2)	Early Tender Payment per $1,000 principal amount(2)	Total Consideration per $1,000 principal amount(2)
4.00% Convertible Senior Notes due 2020	043632 AA6 / US043632AA61	5:00 p.m., New York City time, September 13, 2018	$96,775,000	$595.00 for each $1,000 aggregate principal amount of Notes purchased	$50.00 for each $1,000 aggregate principal amount of Notes purchased	$645.00 for each $1,000 aggregate principal amount of Notes purchased

(1)                     Aggregate principal amount of Notes outstanding as of August 30, 2018.

(2)                     All participating holders, in addition to the Offer Consideration or the Total Consideration, as applicable, will receive, in cash, accrued and unpaid interest, if any, on their accepted Notes from the last interest payment date to, but not including, the Settlement Date.

To the extent that acceptances of all validly tendered, and not validly withdrawn, Notes would require the Company to purchase more than the Maximum Purchase Amount of Notes in connection with the Offer, the Company will allocate acceptances on a pro rata basis among the tendering holders.

Concurrently with the commencement of the Offer, the Company and its wholly-owned subsidiary MONI commenced an exchange offer and consent solicitation pursuant to which (a) MONI and the Company are offering to exchange (the “MONI Exchange Offer”) up to (i) an aggregate of $100,000,000 in cash from the Company (the “Cash Consideration Cap”) and/or (ii) a combination of (x) $585,000,000 aggregate principal amount of MONI’s 7.750%/3.750% Senior Unsecured Cashpay/PIK Notes due 2023 and (y) for each $1,000 principal amount of Old MONI Notes (as defined below) accepted in the MONI Exchange Offer, one warrant entitling the holder to purchase 2.64 shares of Ascent’s Series A common stock, par value $0.01 per share, at an exercise price equal to $5.00 for each whole share, which, assuming the MONI Exchange Offer is fully subscribed at the high end of the price range at or prior to the early tender time for the MONI Exchange Offer and the Cash Consideration Cap is reached, would constitute in the aggregate warrants to purchase up to 1,243,117 shares of Ascent’s Series A common stock, representing 10.0% of the aggregate shares of Series A common stock and Series B common stock, par value $0.01 per share, outstanding immediately prior to the launch of such exchange offer and consent solicitation, in each case, for validly tendered (and not validly withdrawn) 9.125% Senior Notes due 2020 of MONI (the “Old MONI Notes”), and (b) MONI is soliciting consents from registered holders of the Old MONI Notes to certain proposed amendments to the indenture governing the Old MONI Notes, which would become effective on the settlement date with respect to the MONI Exchange Offer (the “MONI Consent Solicitation”). The MONI Exchange Offer and the MONI Consent Solicitation may be amended, extended, terminated or withdrawn for any reason, including failure to satisfy any condition to the MONI Exchange Offer or the MONI Consent Solicitation and any such amendment or extension may result in an amendment or extension of the Offer or affect the amount available for the Maximum Purchase Amount, but neither the MONI Exchange Offer nor the MONI Consent Solicitation are conditioned on the consummation or the completion of the Offer.

The Offer is subject to the satisfaction of the conditions to the Offer set forth in the Offer to Purchase.  The Offer may be amended, extended, terminated or withdrawn by the Company for any reason, including failure to satisfy any condition to the Offer as set forth in the Offer to Purchase. There is no assurance that the Offer will be subscribed for in any amount.

Full details of the terms and conditions of the Offer are included in the Offer to Purchase.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor shall there be any offer, solicitation or sale of the Notes or any other securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. None of the Company, its subsidiaries or any other person makes a recommendation as to whether holders of the Notes should tender their Notes pursuant to the Offer. Each holder must make its own decision as to whether to tender its Notes, and, if so, the principal amount of the Notes as to which action is to be taken.

D.F. King & Co., Inc. is acting as the Tender Agent and Information Agent for the Offer. Requests for the Offer to Purchase may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for brokers and banks) or (800) 820-2416 (for all others) or by e-mail to ascent@dfking.com. Persons with questions regarding the Offer should contact the Dealer Managers for the Offer, (i) BofA Merrill Lynch, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: Debt Advisory, (888) 292-0070 (toll-free), (646) 855-0173 (collect), (980) 388-4813 (collect) and (ii) Morgan Stanley, 1585 Broadway, New York, New York 10036, Attn:  Liability Management Group, U.S. Toll Free: (800) 624-1808, Collect: (212) 761-1057.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Offer, the MONI Exchange Offer and the MONI Consent Solicitation and other matters that are not historical facts. Words such as “believes,” “estimates,” “anticipates,” “intends,” “expects,” “projects,” “plans,” “seeks,” “may,” “will,” “should” and similar expressions or, in each case, their negative or other variations or comparable terminology may identify forward-looking statements. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Ascent and/or MONI to satisfy the conditions to the settlement of the Offer, the MONI Exchange Offer and the MONI Consent Solicitation, as applicable, general market and economic conditions, changes in law and government regulations and other matters affecting the business of Ascent and MONI. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent’s business which may affect the statements made in this press release.

About Ascent and Brinks Home Security

Ascent Capital Group, Inc. (Nasdaq: ASCMA) is a holding company whose primary subsidiary operates as Brinks Home Security™, one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas / Fort Worth area, Brinks Home Security secures approximately 1 million residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The Company has the nation’s largest network of independent authorized dealers – providing products and support to customers in the U.S., Canada and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ir.ascentcapitalgroupinc.com.

Contact:

Erica Bartsch

Sloane & Company

212-446-1875

ebartsch@sloanepr.com